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GREENLIGHT CAPITAL RE, LTD.
2023 OMNIBUS STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”) is made, effective as of the [●] day of [●], ________ (the “Grant Date”), between Greenlight Capital Re, Ltd., a Cayman Islands exempted company (the “Company”), and [●] (the “Participant”).
RECITALS:
WHEREAS, the Company has adopted the Greenlight Capital Re, Ltd. 2023 Omnibus Stock Incentive Plan (as may be amended, the “Plan”) pursuant to which awards of Restricted Stock Units may be granted; and
WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant an award of Restricted Stock Units provided for herein to the Participant in recognition of the Participant’s services to the Company, such grant to be subject to the terms set forth herein.
NOW, THEREFORE, in consideration for the services rendered by the Participant to the Company and the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.Grant of Restricted Stock Unit Award. Pursuant to Section 7 of the Plan, the Company hereby issues to the Participant on the Grant Date a Restricted Stock Unit Award consisting of an aggregate of [●] Restricted Stock Units ( the “Restricted Stock Units” or “Units”) having the rights and subject to the restrictions set out in this Agreement, the Plan and any employment agreement between the Participant and the Company and/or any Affiliate of the Company (as may be amended, the “Employment Agreement”). The Units shall vest in accordance with Section 4 hereof.
2.Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.
3.Restrictions. The Units may not, any time prior to becoming settled for Shares, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall result in such Units being automatically cancelled by the Company. In such case, all of the Participant’s rights to such Units shall immediately terminate.

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4.Vesting.
(a) Service-Based Units. [●] of the Units shall be deemed to be “Service-Based Units”. Subject to and conditioned upon Participant’s (x) Continuous Service through the applicable Service Vesting Date (as defined below) and (y) compliance with the terms and conditions of this Agreement, the Service-Based Units shall vest as follows:
(1)One-third of the Service-Based Units (rounded down to the nearest whole Unit, if necessary) shall vest on [January 1, 2025];
(2)One-third of the Service-Based Units (rounded down to the nearest whole Unit, if necessary) shall vest on [January 1, 2026]; and
(3)The remaining Service-Based Units shall vest on [January 1, 2027] (each such date, a “Service Vesting Date”).
(b)Performance-Based Units. [●] of the Units shall be deemed to be “Performance-Based Units”. Subject to and conditioned upon Participant’s (x) Continuous Service through January 1, 2027 (the “Performance Vesting Date”) and (y) compliance with the terms and conditions of this Agreement, the Performance-Based Units shall vest (and the restrictions described in Section 3 above will lapse) in accordance with the terms and conditions set forth on Exhibit A hereto, incorporated herein by reference, based upon the Company’s achievement of Performance Objectives (as defined in Exhibit A) during the three-year period beginning January 1, 2024 and ending December 31, 2026 (the “Performance Period”).
5.Effect of Termination of Continuance Service. Subject to the terms and conditions of the Employment Agreement, if any, the Participant’s compliance with any restrictive covenants by which the Participant may be bound:
(a)Termination due to Death or Disability. Upon the termination of the Participant’s Continuous Service due to death or Disability:
(1)all outstanding unvested Service-Based Units, if any, shall vest and all restrictions shall lapse and such termination date shall be treated as the Service Vesting Date; and
(2) a pro-rated portion of the outstanding unvested Performance-Based Units, if any, based on a fraction, the numerator being the calendar days elapsing from the beginning of the Performance Period through and until (but not including) the date of Participant’s termination of service and the denominator being the number of calendar days in the applicable Performance Period (such amount of Performance-Based Units, the “Eligible Performance-Based Units”), shall vest at the target level of achievement of the applicable performance objectives (i.e., based on an applicable percentage of 100% as described in Exhibit A) and such termination date shall be treated as the Performance Vesting Date. Any Performance-Based Units that are not Eligible Performance-Based Units shall be automatically cancelled by the Company and all of the Participant’s rights to such Units shall immediately terminate.

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(b)Change in Control. Upon the occurrence of a Change in Control (i) all of the outstanding unvested Service-Based Units, if any, shall vest and all restrictions shall lapse and (ii) all of the outstanding Performance-Based Units, if any, shall vest at the target level of achievement of the applicable performance objectives (i.e., based on an applicable percentage of 100% as described in Exhibit A), and all restrictions shall lapse and such Change in Control date shall be treated as the Service Vesting Date and the Performance Vesting Date for purposes of this Agreement; provided, that, in each case, the Participant is in Continuous Service immediately prior to such Change in Control.
(c)Termination of Continuous Service. Except as otherwise provided for in Sections 5(a) or 5(b) above or 5(d) below, if the Participant’s Continuous Service terminates for any reason at any time prior to: (i) the Service Vesting Date, the unvested Service-Based Units shall be automatically cancelled by the Company and all of the Participant’s rights to such Service-Based Units and any distributions pursuant to Section 8 with respect thereto, if any, shall immediately terminate; or (ii) the Performance Vesting Date, the unvested Performance-Based Units shall be automatically cancelled by the Company and all of the Participant’s rights to such Performance-Based Units and any distributions pursuant to Section 8 with respect thereto, if any, shall immediately terminate.
(d)Forfeiture. Upon the Participant’s violation of any restrictive covenant by which Participant may be bound or upon the termination of Participant’s Continuous Service for Cause prior to: (i) the Service Vesting Date, the unvested Service-Based Units shall be automatically cancelled by the Company and all of the Participant’s rights to such Service-Based Units and any distributions pursuant to Section 8 with respect thereto, if any, shall immediately terminate; or (ii) the Performance Vesting Date, the unvested Performance-Based Units shall be automatically cancelled by the Company and all of the Participant’s rights to such Performance-Based Units and any distributions pursuant to Section 8 with respect thereto, if any, shall immediately terminate.
6.Settlement. Within ten days of each Service Vesting Date, the Participant shall receive a number of Shares in settlement of the Units that became vested on such Service Vesting Date. Within seventy-three days of the Performance Vesting Date, the Participant shall receive a number of Shares in settlement of the Units that became vested on such Performance Vesting Date as determined pursuant to Exhibit A. The date that such Units are settled for Shares in each case is referred to as the “Settlement Date”. Shares received by the Participant pursuant to this Section 6 shall be free of restrictions otherwise imposed by this Agreement and the Plan; provided, however that the Shares shall remain subject to the terms of this Agreement and the Plan expressly applicable after such Settlement Date (including, without limitation, Section 14). As of the Settlement Date and settlement of the Units pursuant to this Section 6, all Units which are settled shall be cancelled.
7.Taxes. As a condition to the issuance, vesting, or settlement of the Units, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, local and foreign income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may (but is not obligated to) permit or require Shares (which are not subject to any pledge or other security interest) to be used to satisfy all or any portion of applicable tax withholding requirements with respect to the Units, and such shares shall be valued at

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their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Units, as applicable. The Shares so delivered or withheld must have an aggregate Fair Market Value equal to the minimum tax obligation required under applicable law (or portion thereof).
8.Dividend Equivalents. To the extent that the Units have not otherwise been forfeited or cancelled prior to a Settlement Date, the Participant will be paid a cash payment on the Settlement Date equal to the number of Shares delivered pursuant to Section 6 on such Settlement Date multiplied by the total amount of dividend payments made in relation to one Share with respect to record dates occurring during the period between the Grant Date and the Settlement Date with respect to such Units.
9.Rights as Shareholder. The Participant shall not be entitled to the rights and privileges of Share ownership in respect of Shares until such Shares have been issued to the Participant pursuant to Section 6 on the Settlement Date.
10.Compliance with Laws and Regulations. The issuance and transfer of the Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed at the time of such issuance or transfer.
11.No Right to Continuous Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Participant’s Continuous Service at any time.
12.Notices. Any notice provided for in this Agreement or under the Plan must be in writing and must be either personally delivered, transmitted via electronic mail, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via electronic mail, five (5) days after deposit in the mail and one (1) day after deposit for overnight delivery with a reputable overnight courier service.
If to the Company:
    Greenlight Capital Re, Ltd.
    Attention: General Counsel
    65 Market Street, Suite 1207
    Jasmine Court, Camana Bay
Grand Cayman, KY1-1205
Cayman Islands
Facsimile: (345) 745-4576

13.If to the Participant, to Participant’s physical and/or email address most recently on file with the Company with a copy (which shall not constitute notice) to such other persons as may be designated by Participant in writing.

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14.Bound by Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.
15.Clawback Policy. Notwithstanding anything in this Agreement to the contrary, the Participant’s rights with respect to the Units and Shares shall also be subject to the Greenlight Capital Re, Ltd. Clawback Policy adopted on March 3, 2023, and as further amended from time to time.
16.Beneficiary. The Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
17.Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Participant and the beneficiaries, executors and administrators, heirs and successors of the Participant.
18.Amendment of Restricted Stock Unit Award. Subject to Section 18 of this Agreement, the Board at any time and from time to time may amend the terms of this Restricted Stock Unit Award; provided, however, that the Participant’s rights under this Restricted Stock Unit Award shall not be impaired by any such amendment unless (i) the Company requests the Participant’s consent and (ii) the Participant consents in writing.
19.Adjustment Upon Changes in Capitalization. Restricted Stock Unit Awards may be adjusted as provided in the Plan including, without limitation, Section 10 of the Plan. The Participant, by his execution and entry into this Agreement, irrevocably and unconditionally consents and agrees to any such adjustments as may be made at any time hereafter.
20.Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by, and determined in accordance with, the laws of the Cayman Islands.
21.Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.
22.Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.
23.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the [●]th day of [●], _______.

                            GREENLIGHT CAPITAL RE, LTD.

                            _________________________________
                            By: Faramarz Romer
                            Title: CFO

                            _________________________________
                            Participant

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Exhibit A

Vesting Terms and Conditions of Performance-Based Units

A.1 Performance-Objectives. The Performance-Based Units are eligible to vest on the Performance Vesting Date subject to and based upon the level of achievement of two performance objectives: [●], or [sixty-five (65%)], of the Performance-Based Units are eligible to vest based on BVPS Growth (as defined below) during the Performance Period (the “BVPS Units”) and [●], or [thirty-five percent (35%)], of the Performance-Based Units are eligible to vest based on the Average Combined Ratio (as defined below) (the “Combined Ratio Units”), in each case as described below.

(a)BVPS Growth. The number of BVPS Units that shall vest on the Performance Vesting Date and that Participant shall be entitled to have settled for Shares, if any, on the Settlement Date, shall be determined as follows:

	3 Year BVPS Growth Increase	Applicable Percentage
3 Year BVPS Growth Increase Threshold	[12.5%]	50%
3 Year BVPS Growth Increase Target	[22.5%]	100%
3 Year BVPS Growth Increase Maximum	[40.5%]	200%

The BVPS Units that vest for the Performance Period will equal the product of (x) the Applicable Percentage determined above (based on the BVPS Growth Increase) and (y) the BVPS Units. The Applicable Percentage will be interpolated on a linear basis between each (i) the BVPS Growth Increase Threshold and BVPS Growth Increase Target, and (ii) the BVPS Growth Increase Target and BVPS Growth Increase Maximum. Any fractional BVPS Units, if any, shall be rounded to the nearest whole number. For the avoidance of doubt, no BVPS Units shall vest if the BVPS Growth Increase is less than [12.5] % and in no event shall the Applicable Percentage be greater than 200%.

For purposes of this Agreement:

“BVPS” shall mean the “Fully Diluted Book Value Per Share” as reported in the Company’s Annual Report on Form 10-K filed with the SEC for each respective year during the Performance Period; provided, however, that if the Company does not file an Annual Report on Form 10-K with the SEC by March 15 of the fiscal year immediately following a Performance Period, then BVPS for any such Performance Period shall mean the “Fully Diluted Book Value Per Share” as calculated consistent
Exhibit A – Restricted Stock Unit Award Agreement

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with past practice and authorized by the audit committee of the board of directors of the Company.
“BVPS Growth Increase” shall mean the cumulative “Increase (decrease) in fully diluted book value per share (%)” amounts as reported in the Company’s Annual Report on Form 10-K filed with the SEC, for each respective year during the Performance Period. For the avoidance of doubt, the cumulative increase shall be calculated on a compounded basis.
(b)Combined Ratio. The number of Combined Ratio Units on the Performance Vesting Date that shall vest and that Participant shall be entitled to have settled for Shares, if any, on the Settlement Date, shall be determined as follows:

	Average Combined Ratio	Applicable Percentage
Average Combined Ratio Threshold	[99.0%]	50%
Average Combined Ratio Target	[97.0%]	100%
Average Combined Ratio Maximum	[94.0%] or less	200%

The Combined Ratio Units that vest for the Performance Period will equal the product of (x) the Applicable Percentage determined above (based on the Average Combined Ratio) and (y) the Combined Ratio Units. The Applicable Percentage will be interpolated on a linear basis between each (i) the Average Combined Ratio Threshold and Average Combined Ratio Target, and (ii) the Average Combined Ratio Target and Average Combined Ratio Maximum. Any fractional Combined Ratio Units, if any, shall be rounded to the nearest whole number. For the avoidance of doubt, no Combined Ratio Units shall vest if the Average Combined Ratio is greater than [99.0]% and in no event shall the Applicable Percentage be greater than 200%.
For purposes of this Agreement:

“Average Combined Ratio” shall mean 1 minus the ratio of (x) the sum of the Underwriting Income (or Loss), for each of the three fiscal periods ended December 31 during the Performance Period, and (y) the sum of the Net Earned Premium during each of the Company’s three fiscal periods ended December 31 during the Performance Period.

“Underwriting Income” and “Net Earned Premium” shall be based on the amounts reported in the Company’s Annual Reports on Form 10-K for each respective year during the Performance Period; provided, however, that if the Company does not file an Annual Report on Form 10-K with the SEC by March 15 of the fiscal year immediately following a Performance Period, then Underwriting
Exhibit A – Restricted Stock Unit Award Agreement

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Income and Net Earned Premium for any such Performance Period as calculated consistent with past practice and authorized by the audit committee of the board of directors of the Company.
A.2 General

The Administrator shall determine whether and to what extent each Performance Objective is satisfied and the number of Performance-Based Units that vest, which determinations shall be made no later than seventy-three days following the Performance Vesting Date (such actual date of determination, the “Determination Date”). The Performance-Based Units shall be settled pursuant to Section 6 following the Determination Date and no later than seventy-three days following the Performance Vesting Date. Any such determination by the Administrator shall be final and binding.
Exhibit A – Restricted Stock Unit Award Agreement